Exhibit 99.1

Energy Recovery, Inc. Reports Fourth Quarter and Fiscal Year 2008 Financial Results

SAN LEANDRO, Calif.--(BUSINESS WIRE)--March 3, 2009--Energy Recovery, Inc. (Nasdaq:ERII), a global leading provider of ultra efficient energy recovery products and technology for seawater desalination, announced today the unaudited results of its fourth quarter and fiscal year ended December 31, 2008. In the fourth quarter of 2008, ERI achieved net revenue of $22.0 million, a 59% increase over the same period last year and at the top of the Company’s guidance range of $20 million to $22 million. For the twelve months ended December 31, 2008, net revenue was $52.1 million, which represented an increase of 47% over net revenue of $35.4 million for the twelve months ended December 31, 2007. ERI reported net income of $5.3 million, or $0.10 per diluted share, for the three months ended December 31, 2008 compared to $2.7 million, or $0.06 per diluted share, for the same period last year. Year to date net income was $8.7 million, or $0.18 per diluted share, compared to $5.8 million, or $0.14 per diluted share, for the same period last year.

“This was a record year for the company in terms of revenue, earnings and cash flow, and strengthening our balance sheet with the IPO proceeds. Our net revenue for the fourth quarter alone exceeded our total annual revenue in 2006,” said GG Pique, President and CEO of Energy Recovery, Inc. “As we begin 2009, we believe we are on solid financial footing to grow our business and introduce new products to our customers. As reflected in our guidance, we expect to see overall growth in both revenue and earnings in 2009.”

ERI provides the following guidance for the first quarter of 2009 and the full year:

	Q1 2009	Fiscal Year 2009

Estimated net revenue	$12 to $13 million	$60 to $65 million

Estimated net income	$1.1 to $1.3 million	$9.5 to $11.5 million

Estimated earnings per diluted share	$0.02 to $0.03	$0.18 to $0.22

Forward Looking Statements

This press release includes “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding the Company’s ability to achieve certain levels of revenue and earnings in the first quarter and full year for 2009, the Company’s ability to grow its business, introduce new products and grow revenue and earnings in 2009. Because such forward-looking statements involve risks and uncertainties, the Company's actual results may differ materially from the predictions in those forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the cyclical nature of procurement for sea water reverse osmosis plants, delays or postponements in the construction of desalination plants, the ability of our customers to obtain financing and key components for the construction of their plants, delays in governmental approvals, changes in customers’ budgets for desalination plants or the timing of their purchasing decisions, interruption in the supply of key production components such as ceramic parts, shipping delays, the world economic crisis and other risks detailed in the Company's filings with the Securities and Exchange Commission (“SEC”). All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements. For more details relating to the risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, please refer to the Company's SEC filings.

Conference Call to Discuss Fourth Quarter and Full Year 2008 Results

The conference call scheduled today at 1:30 p.m. PST will be in a "listen-only" mode for all participants other than the investment professionals who regularly follow the Company. The toll-free phone number for the call is 800-951-9235 or 706-758-9752 and the access code is 85783534. Callers should dial in approximately 15 minutes prior to the scheduled start time. A telephonic replay will be available at 800-642-1687 or 706-645-9291, Access Code: 85783534, from 2:30 p.m. PST on Tuesday, March 3, 2009 to 8:59 p.m. PST on Tuesday, March 16, 2008. Investors may also access the live call or the replay over the internet at www.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

About ERI®

Energy Recovery, Inc. (ERI) is a leading manufacturer of energy recovery devices, which significantly reduce energy consumption and help make desalination affordable. ERI’s PX Pressure Exchanger® technology (PX®) is a rotary positive displacement pump that recovers energy from the high pressure reject stream of seawater reverse osmosis systems at up to 98% efficiency with no downtime or scheduled maintenance.

The Company has research, development and manufacturing facilities in San Leandro, California as well as direct sales offices and technical support centers in key desalination hubs such as Madrid, UAE, Shanghai and Florida. ERI service representatives are based in Algeria, Australia, China, India, Korea, Mexico, Taiwan and the Caribbean. For more information on ERI and PX technology, please visit www.energyrecovery.com.

Unaudited Financial Results

ENERGY RECOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Net revenue	$21,994	$13,845	$52,119	$35,414
Cost of revenue	7,811	6,328	18,933	14,852
Gross profit	14,183	7,517	33,186	20,562
Operating expenses:
General and administrative	3,110	1,513	11,321	4,299
Sales and marketing	2,286	1,443	6,549	5,230
Research and development	692	484	2,415	1,705
Total operating expenses	6,088	3,440	20,285	11,234
Income from operations	8,095	4,077	12,901	9,328
Other income (expense):
Interest expense	(17)	(63)	(79)	(105)
Interest and other income	32	396	873	517
Income before provision for income taxes	8,110	4,410	13,695	9,740
Provision for income taxes	2,846	1,709	5,032	3,947
Net income	$5,264	$2,701	$8,663	$5,793
Earnings per share:
Basic	$0.11	$0.07	$0.19	$0.15
Diluted	$0.10	$0.06	$0.18	$0.14
Number of shares used in per share calculations:
Basic	50,009	39,756	44,848	39,060
Diluted	52,584	42,138	47,392	41,433

ENERGY RECOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	December 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$79,287	$240
Restricted cash	246	366
Accounts receivable, net of allowance for doubtful accounts of $59 and $121 at December 31, 2008 and 2007, respectively	20,615	13,772
Unbilled receivables, current	4,948	1,733
Notes receivable from stockholders	—	20
Inventories	8,493	4,791
Deferred tax assets, net	1,755	1,052
Prepaid expenses and other current assets	984	369
Total current assets	116,328	22,343
Unbilled receivables, non-current	1,929	2,457
Restricted cash, non-current	19	1,221
Property and equipment, net	1,845	1,671
Intangible assets, net	321	345
Deferred tax assets, non-current, net	119	148
Other assets, non-current	51	42
Total assets	$120,612	$28,227
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,270	$1,697
Accrued expenses and other current liabilities	4,787	1,868
Liability for early exercise of stock options	—	20
Income taxes payable	1,657	1,154
Accrued warranty reserve	270	868
Deferred revenue	4,000	1,729
Current portion of long-term debt	172	172
Current portion of capital lease obligations	37	38
Total current liabilities	13,193	7,546
Long-term debt	385	557
Capital lease obligations, non-current	27	63
Other non-current liabilities	8	—
Total liabilities	13,613	8,166
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 50,015,718 and 39,777,446 shares issued and outstanding at December 31, 2008 and 2007, respectively	50	40
Additional paid-in capital	98,527	20,762
Notes receivable from stockholders	(296)	(835)
Accumulated other comprehensive loss	(44)	(5)
Retained earnings	8,762	99
Total stockholders’ equity	106,999	20,061
Total liabilities and stockholders’ equity	$120,612	$28,227

CONTACT:
Energy Recovery, Inc.
Tom Willardson, 510-483-7370
Chief Financial Officer